UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2020

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-56094	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida (Address of principal executive offices)	34240 (Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective September 24, 2020, our wholly owned subsidiary, INVO Centers, LLC a Delaware limited liability company (“INVO Centers”) entered into a Pre-Incorporation and Shareholders Agreement (the “Agreement”) with Francisco Arredondo, MD PLLC (“Arredondo”) and Security Health LLC, a Texas limited liability company (“Ramirez” together with INVO and Arredondo, the “Shareholders”) under which INVO Centers, Arredondo and Ramirez intend to commercialize the INVO IVC procedure and offer related medical treatments in Mexico (the Business”) and to further become shareholders in a Mexican company to be incorporated in Mexico (the “Mexico Company”) for purposes of operating the Business.

The Mexico Company, which will be named Positib Fertility, S.A. de C.V, is to be established within three weeks of executing the Agreement, with each of INVO Centers, Arredondo and Ramirez to be equal shareholders (1/3 each).  The Mexico Company will acquire exclusively from INVO Bioscience, Inc. the INVOcell product to be used by the Mexico Company to render its services at cost plus any uncured shipping, customs and related fees.

The Shareholders agree that the Mexico Company will operate in Monterrey Nuevo Leon, Mexico and any other cities and places in Mexico as approved by the Mexico Company board of directors and Shareholders. In addition, the Shareholders agree that the Mexico Company will be the exclusive distributor of INVO Bioscience, Inc. and affiliates with respect to the INVO Products in Mexico and the Shareholders agree not to compete directly or indirectly with the Mexico Company in Mexico. Each Shareholder agreed to certain restrictions on transfer of its equity in the Mexico Company and afforded the other Shareholders a right of first refusal prior to any transfer.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01     Other Events

On September 30, 2020, we issued a press release titled “INVO Bioscience Establishes Joint Venture to Operate Dedicated INVOcell Fertility Clinics in Mexico.”  A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

10.1     Pre-Incorporation and Shareholders Agreement

99.1     Press Release dated September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated September 30, 2020